Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;

(2)	Registration Statement (Form S-8 No. 333-125555) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;

(3)	Registration Statement (Form S-8 No. 333-147263) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan; and

(4)	Registration Statement (Form S-8 No. 333-175066) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan.

of our reports dated March 15, 2013, with respect to the consolidated financial statements and schedule of AV Homes, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of AV Homes, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 15, 2013